                                                                    Exhibit 19.1






       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                                 AS OF 12/31/98

                                                                                                           PERCENT OF
                                                            PERCENT OF                   AGGREGATE          AGGREGATE
                                                             NUMBER OF                  RECEIVABLE         RECEIVABLE
AGGREGATE RECEIVABLES BALANCE           NUMBER OF ACCTS          ACCTS                     BALANCE            BALANCE



1.       5,000 or less                           29,156         69.99%              $47,119,239.42              8.78%

2.       5,000 - 10,000                           5,244         12.59%               37,220,701.81              6.93%

3.      10,000 - 25,000                           4,177         10.03%               65,154,769.06             12.14%

4.      25,000 - 50,000                           1,510          3.63%               52,864,927.09              9.85%

5.      50,000 - 75,000                             530          1.27%               32,270,711.58              6.01%

6.      75,000 - 100,000                            296          0.71%               25,599,755.11              4.77%

7.     100,000 - 250,000                            471          1.13%               72,199,906.54             13.45%

8.     250,000 - 500,000                            147          0.35%               51,746,231.72              9.64%

9.     500,000 - 1,000,000                           77          0.18%               51,494,483.51              9.59%

10.  1,000,000 - 5,000,000                           45          0.11%               89,974,641.53             16.76%

11.         Over 5,000,000                            2          0.00%               11,192,528.30              2.08%


Total:                                           41,655                            $536,837,895.67


                  AFCO COMPOSITION OF RECEIVABLES BY REMAINING
                    INSTALLMENT TERM - IDENTIFIED PORTFOLIO
                                 AS OF 12/31/98


                                                                                                          PERCENT OF
                                                              PERCENT                  AGGREGATE           AGGREGATE
                                                         OF NUMBER OF                RECEIVABLES         RECEIVABLES
REMAINING INSTALLMENT TERM         NUMBER OF ACCTS              ACCTS                    BALANCE             BALANCE
03 Months or Less                           17,852             42.86%            $ 85,801,819.02              15.98%


04 to 06 Months                             13,997             33.60%             158,203,372.83              29.47%


07 to 09 Months                              9,359             22.47%             177,918,806.35              33.14%


10 to 12 Months                                233              0.56%              46,499,427.58               8.66%


13 to 18 Months                                100              0.24%              16,748,053.11               3.12%


More than 18 Months                            114              0.27%              51,666,416.78               9.62%



Total:                                      41,655                               $536,837,895.67

                   AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                          AS OF 12/31/98

                                                                   PERCENTAGE OF
                                          AGGREGATE                    AGGREGATE
                                        RECEIVABLES                  RECEIVABLES
     STATES                                 BALANCE                      BALANCE

CALIFORNIA                          $123,102,389.95                       22.93%
TEXAS                                 87,107,018.59                       16.23%
NEW YORK                              48,529,396.22                        9.04%
FLORIDA                               31,402,698.98                        5.85%
PENNSYLVANIA                          24,757,968.60                        4.61%
NEW JERSEY                            22,438,440.15                        4.18%
MASSACHUSETTS                         20,771,255.96                        3.87%
ILLINOIS                              14,824,046.47                        2.76%
MICHIGAN                              14,579,262.11                        2.72%
WASHINGTON                            11,923,352.09                        2.22%
OHIO                                  11,199,263.99                        2.09%
GEORGIA                               10,065,164.69                        1.87%
LOUISIANA                              9,409,017.26                        1.75%
OREGON                                 8,691,247.81                        1.62%
CONNECTICUT                            7,545,570.30                        1.41%
COLORADO                               6,978,637.81                        1.30%
MISSOURI                               6,732,874.49                        1.25%
ALASKA                                 6,177,240.90                        1.15%
NORTH CAROLINA                         6,134,569.52                        1.14%
OKLAHOMA                               4,680,991.73                        0.87%
MISSISSIPPI                            4,488,549.71                        0.84%
VIRGINIA                               4,452,514.18                        0.83%
MARYLAND                               4,184,781.39                        0.78%
ARIZONA                                3,827,428.29                        0.71%
TENNESSEE                              3,703,286.86                        0.69%
WEST VIRGINIA                          3,596,262.81                        0.67%
SOUTH CAROLINA                         3,501,320.27                        0.65%
INDIANA                                3,413,954.98                        0.64%
KENTUCKY                               3,392,969.67                        0.63%
ALABAMA                                3,259,320.89                        0.61%
WISCONSIN                              3,220,531.64                        0.60%
ARKANSAS                               3,017,353.83                        0.56%
NEVADA                                 2,713,890.14                        0.51%
MINNESOTA                              2,667,232.71                        0.50%
HAWAII                                 2,153,561.78                        0.40%
IDAHO                                  1,637,598.96                        0.31%
MAINE                                  1,488,787.97                        0.28%
NEW HAMPSHIRE                          1,136,653.14                        0.21%
UTAH                                     967,681.20                        0.18%
IOWA                                     787,264.59                        0.15%
RHODE ISLAND                             648,528.46                        0.12%
MONTANA                                  469,958.91                        0.09%
WYOMING                                  445,877.34                        0.08%
NEBRASKA                                 375,689.20                        0.07%
SOUTH DAKOTA                             233,899.00                        0.04%
NEW MEXICO                                 1,560.89                        0.00%
DISTRICT OF COLUMBIA                       1,029.24                        0.00%




Total:                              $536,837,895.67

                            LOAN LOSS EXPERIENCE (1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                                YEAR ENDED                        YEAR ENDED
                                                            DECEMBER 31, 1998                 DECEMBER 31, 1997
                                                            -----------------                 -----------------
Average Outstanding Principal Balance                              $536,913                         $562,229
Gross Charge Offs                                                     3,010                            1,002
Recoveries                                                              804                              102
Net Charge Offs                                                       2,206                              900
Net Charge Offs as a Percentage of Average
     Aggregate Outstanding Principal Balance                           0.41%                            0.16%


    (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO


                                                                            AT DECEMBER 31,          AT DECEMBER 31,
                                                                                1998                     1997
                                                                                ----                     ----
Number of days a loan remains overdue after cancellation of
    the related insurance policy
              31-89 days                                                             1.25%                    1.17%
              90-270 days                                                            0.91%                    0.93%
              Over 270 days (1)                                                      0.00%                    0.00%
                                                                                     -----                    -----
                  Total                                                              2.16%                    2.10%
                                                                                     =====                    =====


    (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                                               YEAR ENDED                      YEAR ENDED
                                                            DECEMBER 31, 1998               DECEMBER 31, 1997
                                                            -----------------               -----------------
Average Outstanding Principal Balance Receivables                  $536,913                        $562,229
Interest & Fee Income                                                60,676                          63,462

Average Revenue Yield                                                 11.30%                          11.29%